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                                                                  EXHIBIT 4.1

                                   RESOLUTIONS

         RESOLVED, that in payment for legal services provided to the Company by Bruce J. Lurie from January 11, 1999 through June 11, 1999, the Company grants 250,000 shares of the Company's common stock to be registered in a registration statement on Form S-8 to be filed with the Securities and Exchange Commission ("SEC") promptly after the Company becomes current in all of its filing obligations under the Securities Exchange Act of 1934 (the "Exchange Act").

         RESOLVED, that in payment for professional services provided to the Company by Christopher Plunkett from June 15, 1997 through June 15, 1998, the Company grants 350,000 shares of the Company's common stock to be registered in a registration statement on Form S-8 to be filed with the Securities and Exchange Commission ("SEC") promptly after the Company becomes current in all of its filing obligations under the Securities Exchange Act of 1934 (the "Exchange Act").

         RESOLVED, that in payment for legal services provided to the Company by Myles J. Tralins from January 11, 1999 through June 11, 1999, the Company grants 175,000 shares of the Company's common stock to be registered in a registration statement on Form S-8 to be filed with the Securities and Exchange Commission ("SEC") promptly after the Company becomes current in all of its filing obligations under the Securities Exchange Act of 1934 (the "Exchange Act").